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                                                                    Exhibit 99.1

                        [LETTERHEAD OF PMI GROUP, INC.]

FOR IMMEDIATE RELEASE:

                        PMI TO ADDRESS OFHEO REGULATIONS

         San Francisco, California, July 19, 2001, -- The PMI Group, Inc. (NYSE:PMI) issued the following statement today:

         The Office of Federal Housing Enterprise Oversight (OFHEO) today issued its risk-based capital rules for Fannie Mae and Freddie Mac. These regulations have been the subject of a great deal of discussion and analysis during their long development period and PMI, through our industry trade association, has participated in this process. The mortgage insurance industry, and others commented on the different capital treatment afforded mortgage insurance provided by `AA' and `AAA' companies and suggested elimination or reduction of that differential. Our initial analysis of the regulation indicates that these views are not reflected in the final regulations.

The OFHEO risk-based capital regulations do not appear to take into account fully the financial strength and stability of the mortgage insurance industry, which has been tested during times of economic stress within the past decade. Nor do the regulations appear to take into account the critical role that the mortgage insurance industry plays in partnership with the GSEs and lenders, in expanding homeownership affordability. While the provisions in OFHEO's final rule are not our preferred solution on this issue, we have a number of options under active consideration to enable us to address the capital differential contained in the regulations. We will discuss these options in detail with the GSEs and other pertinent parties. We have a close working relationship with the GSEs, and lenders, to address homeownership needs. We will work within these relationships to develop our approach. Among the options we have under consideration are:

 .    A "AAA" solution within the PMI family of companies;
 .    Reinsurance or other types of third-party financial structures; and
 .    Product solutions in conjunction with our business partners
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It is important to note four key factors in attempting to assess the impact of these regulations on PMI:

1. In addition to the differential in the capital treatment for mortgage insurance written by `AA" rated and `AAA' rated mortgage insurance companies, the regulations contain a large number of key variables and assumptions that can have a critical impact on the net capital effect to the GSEs from mortgage insurance. We will need time to review all those factors to see which have been changed from the draft regulations and what the impact is from those changes.

2. A one year transition period will apply before most of the provisions of the regulations will become effective.

3. Any option that we would choose will be carefully coordinated with the GSEs and other beneficiaries of our policies.

4.   Our recent convertible debt offering has enhanced our capital flexibility.

Cautionary Statement: Statements in this press release that are not historical
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facts or that relate to future plans, events or performance are
"forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include the options that we have under consideration to address the provisions of the OFHEO risk-based capital regulations. These forward-looking statements involve risks and uncertainties that could cause PMI's actual results to differ materially from those expressed in this release. Among other things, we cannot be sure that we will be able to implement any of the options that we have under consideration to address the risk-based capital regulations in a timely manner, or at all, or that these options, if implemented, will be effective to address the capital differential contained in the regulations. If we are unable to address the capital differential contained in the regulations in a timely manner, or at all, our business could be seriously harmed. Other factors that could cause or contribute to such material differences are discussed in the Company's filings with the Securities and Exchange Commission, including its report on Form 10-K for the year ended December 31, 2000 and the report on Form 10-Q for the period ended March 31, 2001.


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